UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2014
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 30, 2014, Idaho Power Company ("Idaho Power") filed an application with the Idaho Public Utilities Commission ("IPUC") requesting an extension of the terms of a settlement stipulation approved by the IPUC in December 2011. As previously reported, the December 2011 settlement stipulation provided as follows:

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If Idaho Power's actual return on year-end equity in the Idaho jurisdiction ("Idaho ROE") for 2012, 2013, or 2014 is less than 9.5 percent, then Idaho Power may amortize additional accumulated deferred investment tax credits ("ADITC") to help achieve a minimum 9.5 percent Idaho ROE in the applicable year. Idaho Power would be permitted to amortize additional ADITC in an aggregate amount up to $45 million over the three-year period.

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If Idaho Power's actual Idaho ROE for 2012, 2013, or 2014 exceeds 10.0 percent, the amount of Idaho Power's Idaho-jurisdiction earnings exceeding a 10.0 percent Idaho ROE and up to and including a 10.5 percent Idaho ROE for the applicable year would be shared equally between Idaho Power and its Idaho customers in the form of a rate reduction to become effective at the time of the subsequent year's power cost adjustment under the Idaho-jurisdiction power cost adjustment mechanism.

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If Idaho Power's actual Idaho ROE for 2012, 2013, or 2014 exceeds 10.5 percent, the amount of Idaho Power's Idaho-jurisdiction earnings exceeding a 10.5 percent Idaho ROE for the applicable year would be allocated 75 percent to Idaho Power's Idaho customers as a reduction to the pension regulatory asset and 25 percent to Idaho Power.

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The Idaho ROE thresholds (9.5 percent, 10.0 percent, and 10.5 percent) would be automatically adjusted prospectively in the event the IPUC approves a change to Idaho Power's authorized return on equity as part of a general rate case proceeding seeking a rate change effective prior to January 1, 2015.

Based on Idaho Power's Idaho ROE in 2012 and 2013, Idaho Power triggered the sharing mechanism of the December 2011 settlement stipulation for both years, and did not amortize any additional ADITCs.

Idaho Power's May 30, 2014 application states that Idaho Power expects, as of the date of the application, to amortize less than $5 million of additional ADITCs in 2014, which would leave more than $40 million of additional ADITCs unused under the December 2011 settlement stipulation. Idaho Power's May 30, 2014 application requests that the IPUC issue an order extending the terms of the December 2011 settlement stipulation until Idaho Power has amortized a total of $45 million of additional ADITCs (including any ADITCs applied in 2014) or until the terms are otherwise modified or terminated by order of the IPUC. Idaho Power requested that the IPUC process the application under modified procedure and issue its decision and order no later than December 31, 2014.

Forward-Looking Statements

In addition to the historical information contained in this report, this report contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements that relate to future events and expectations, including expectations as to the availability and use of tax credits. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors set forth in this report, IDACORP's and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2013, particularly Part I, Item 1A - “Risk Factors” and Part II, Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations" of that report, subsequent reports filed by IDACORP and Idaho Power with the Securities and Exchange Commission, and the following important factors: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by federal and state regulatory and oversight bodies; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; and (d) new accounting or Securities and Exchange Commission requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  May 30, 2014
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer